Exhibit 3.1

Industry Canada

Certificate
of Amalgamation

Canada Business Corporations Act

NORAMPAC INC.	344982-3

Name of corporation	Corporation number

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Director	December 30, 1997

Date of Amalgamation

Industry Canada

Canada Business Corporations Act	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)
1 –	Name of amalgamated corporation
NORAMPAC INC.

2 –	The place in Canada where the registered office is to be situated
Metropolitan Region of Montreal, Province of Québec

3 –	The classes and any maximum number of shares that the corporation is authorized to issue
See Schedule “A” attached hereto.

4 –	Restrictions, if any, on share transfers
See Schedule “B” attached hereto.

5 –	Number (or minimum and maximum number) of directors.
Min: 1 Max: 12

6 –	Restrictions, if any, on business the corporation may carry on
None

7 –	Other provisions, if any
See Schedule “B” attached hereto.

8 –	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:
		☐	183
		☒	184(1)
		☐	184(2)

9 –	Name of the amalgamating corporations		Corporation No.	Signature	Date	Title
	NORAMPAC INC.		3438929		Dec. 18, 1997	Secretary
	3441989 CANADA INC.		3441989		Dec. 18, 1997	Vice-President

FOR DEPARTMENTAL USE ONLY –					Filed
Corporation No. – 344982-3					Dec. 29, 1997

NORAMPAC INC.

SCHEDULE A

3. - The classes and any maximum number of shares that the corporation is authorized to issue:

An unlimited number of preferred shares without par value which may be issued for an unlimited consideration; and

an unlimited number of common shares without par value which may be issued for an unlimited consideration.

Subject to the requirements of the Canada Business Corporations Act as now enacted or as the same may from time to time be amended, re-enacted or replaced (the “Act”), the rights, privileges, restrictions and conditions attaching to the preferred shares and to the common shares are as follows:

1.                                       Dividends

a)                                      The holders of the preferred shares, in priority to the common shares and all other shares ranking junior to the preferred shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation property applicable to the payment of dividends, non-cumulative cash dividends at the rate of 3.5% per share, per annum of the amount paid up thereon. Cheques of the Corporation payable at par at any branch of the Corporation’s bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. The board of directors shall be entitled from time to time to declare part of the said dividends for any financial year notwithstanding that such dividends for such financial year shall not be declared in full. If within four months after the expiration of any financial year of the Corporation the board of directors in its discretion shall not have declared the said dividends or any part thereof on the preferred shares for such financial year, then the rights of the holders of the preferred shares to such dividends or to any undeclared part thereof for such financial year shall be forever extinguished. The holders of the preferred shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for;

b)                                     Except with the consent in writing of the holders of all of the preferred shares outstanding, no dividend shall at any time be declared and paid on or declared and set apart for payment on the common shares or on any other shares of the Corporation ranking junior to the preferred shares for any financial year unless the non-cumulative cash dividends on the preferred shares then issued and outstanding in respect of such financial year shall have been declared and paid or set apart for payment at the date of such declaration and payment or setting apart of dividends on the common shares or on any other shares ranking junior to the preferred shares; and

c)                                      Subject to the prior rights of the holders of the preferred shares as set forth in sub-clauses (a) and (b) above and not otherwise, the board of directors may declare and cause to be paid dividends to the holders of the common shares from any assets at the time properly applicable to the payment of dividends.

2.                                       Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs:

a)                                      the holders of the preferred shares shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Redemption Amount (as hereinafter defined) of all of the preferred shares held by them respectively before any amount shall be paid or any assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the preferred shares.  After payment to the holders of the preferred shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets of the Corporation; and

b)                                     the holders of the common shares shall be entitled to receive the remaining assets of the Corporation.

3.                                       Redemption

a)                                      The Corporation may, subject to the requirements of the Act, upon giving notice as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding preferred shares on payment of a redemption price of $100.00 per share plus all declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the “Redemption Amount”; and

b)                                     In the case of redemption of preferred shares under the provisions of sub-clause 3(a) hereof, the Corporation shall, unless waived in writing by the holders of all of the preferred shares, at least 5 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of preferred shares to be redeemed a notice in writing of the intention of the Corporation to redeem such preferred shares.  Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption.  Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the preferred shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the preferred shares.  On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the preferred shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates representing the preferred shares called for redemption.  Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada.  If less than all of the preferred shares represented by any certificate are redeemed the holder shall

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be entitled to receive a new certificate for that number of preferred shares represented by the original certificate which are not redeemed.  From and after the date specified for redemption in any such notice the holders of the preferred shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected.  The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any preferred shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such preferred shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same.  Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the preferred shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Corporation.  If any part of the total Redemption Amount so deposited shall be for the account of the Corporation.  If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the preferred shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance remaining in the said special account shall be returned to the Corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Corporation.

4.                                       Voting Rights

a)                                      Except as otherwise provided by law, the holders of the preferred shares shall not be entitled as such to receive notice of, or to attend, any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting or to sign any resolution in writing in lieu thereof; and

b)                                     The holders of the common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect of each common share held at such meetings, except a meeting of holders of a particular class of shares other than the common shares who are entitled to vote separately as a class at such meeting.

5.                                       Retraction

Any holder of preferred shares shall be entitled to require the Corporation to redeem, subject to the requirements of the Act, at any time or times all or any of the preferred shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at the registered office of the Corporation a share certificate or certificates representing the preferred shares which the registered holder desires to have the Corporation

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redeem together with a notice in writing specifying (i) that the registered holder desires to have the preferred shares represented by such certificate or certificates redeemed by the Corporation and (ii) the business day (“Retraction Date”) on which the holder desires to have the Corporation redeem such preferred shares.  The Retraction Date shall not be less than 2 days after the day on which the notice in writing is given to the Corporation without the consent of the Corporation.  Upon receipt of a share certificate or certificates representing the preferred shares which the registered holder desires to have the Corporation redeem together with such notice, the Corporation shall on the Retraction Date redeem such preferred shares by paying to such registered holder the Redemption Amount for each such preferred share being redeemed.  Such payment shall be made by a cheque payable at par at any branch of the Corporation’s bankers for the time being in Canada.  If less than all of the preferred shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of preferred shares represented by the original certificate or certificates which are not redeemed.  The said preferred shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of preferred shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the said preferred shares shall remain unaffected.

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NORAMPAC INC.

SCHEDULE B
ARTICLES OF AMALGAMATION

4.                                       Restrictions, if any, on share transfers:

No shares in the capital stock of the Corporation shall be transferred without the consent of the Board of Directors expressed by resolution.

7.                                       Other provisions, if any:

a)                                      The number of shareholders of the Corporation is limited to 50, not including persons who are in the employment of the Corporation or of a subsidiary and persons who, having been formerly in the employment of the Corporation or of a subsidiary were shareholders of the Corporation while in that employment and have continued after the termination of that employment to be shareholders of the Corporation.

b)                                     Any invitation to the public to subscribe for securities of the Corporation is prohibited.

c)                                      The directors may, without authorization of the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, movable or immovable, present or future, which the Corporation may own.

d)                                     In addition to filling vacancies on the Board of Directors, the directors may appoint, without exceeding the number of directors provided by the Articles, one or more directors who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, provided that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous meeting of shareholders.

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CANADA PROVINCE OF QUEBEC DISTRICT OF MONTREAL

IN THE MATTER OF:

The Canada Business Corporations Act and the Articles of Amalgamation of NORAMPAC INC. and 3441989 CANADA INC.

TO WIT:

I, André Belzile, residing at 305, rue Belleau in the Town of Drummondville, Province Québec (J2C 6N4), do solemnly declare that:

1.                                       I am the Vice-President and Chief Financial Officer of NORAMPAC INC., one of the amalgamating corporations (hereinafter called the “Corporation”), and as such have personal knowledge of the matters herein declared to.

2.                                       I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this Declaration.

3.                                       I have satisfied myself that:

(a)                                  the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)                                 the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)                                  no creditor will be prejudiced by the amalgamation.

AND I make this solemn Declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

/s/ André Belzile
DECLARED before me at the City of Montreal, in the Province of Québec, this 18th day of December, 1997.

A Commissioner for Oaths for the District of Montreal

CANADA PROVINCE OF QUEBEC DISTRICT OF MONTREAL

IN THE MATTER OF:

The Canada Business Corporations Act and the Articles of Amalgamation of NORAMPAC INC. and 3441989 CANADA INC.

TO WIT:

I, Daniel Denault, residing at 8410 Renard Street in the town of Brossard, Province of Québec (J4X 1R3), do solemnly declare that:

1.                                       I am the Vice-President of 3441989 CANADA INC., one of the amalgamating corporations (hereinafter called the “Corporation”), and as such have personal knowledge of the matters herein declared to.

2.                                       I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this Declaration.

3.                                       I have satisfied myself that:

(a)                                  the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)                                 the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)                                  no creditor will be prejudiced by the amalgamation.

AND I make this solemn Declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

/s/ D. Denault
DECLARED before me at the City of Montreal, in the Province of Québec, this 18th day of December, 1997.

A Commissioner for Oaths for the District of Montreal

Industry Canada

Certificate
of Amendment

Canada Business
Corporations Act

NORAMPAC INC.		344982-3

Name of corporation	Corporation number

I hereby certify that the articles of the above-named corporation were amended

(a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐

(b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐

(c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒

(d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐

Director	January 21, 1998
Date of Amendment

Industry Canada
Canada Business Corporations Act	FORM 4 ARTICLES OF AMALGAMATION (SECTION 27 OR 177)
1 —	Name of corporation	2 —	Corporation No.
	NORAMPAC INC.		3449823

3 —			The articles of the above-named corporation are amended as follows:

a) Article 4 be amended by removing the restriction on share transfers described in Schedule B to the Articles of Amalgamation; and

b)            Article 7 be amended by removing paragraphs (a) and (b) thereof described in Schedule B to the Articles of Amalgamation such that the Corporation is henceforth no longer a closed company within the meaning of the Quebec Securities Act.

Date		Signature	Title
January 6, 1998			Secretary
FOR DEPARTMENTAL USE ONLY —
Filed
January 22, 1998

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